UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2020

THE L.S. STARRETT COMPANY

(Exact name of registrant as specified in its charter)

Massachusetts	1-367	04-1866480
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 CRESCENT STREET, ATHOL, MASSACHUSETTS 01331

(Address of principal executive offices) (Zip Code)

Registrant's telephone number:

978-249-3551

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $1.00 par value per share	SCX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2020, the Board of Directors of The L.S. Starrett Company (the “Company”) appointed Deborah R. Gordon as a Class II director of the Company, effective October 14, 2020. Ms. Gordon was also appointed as a member of the Audit Committee of the Company, effective October 14, 2020. Ms. Gordon has served as Vice President, Investor Relations of Insulet Corporation (“Insulet”) since 2014 and oversaw Corporate Communications from 2014 through 2019. Prior to joining Insulet, Ms. Gordon served in a number of roles of increasing responsibility during her 10 years at Hologic, Inc. and Cytyc Corporation (which merged with Hologic in 2007), notably seven years as Hologic’s Vice President, Investor Relations and Corporate Communications and prior, as Assistant Corporate Controller and Director of SEC Reporting and Technical Accounting at Cytyc. Prior to joining Cytyc, Ms. Gordon served in the audit practice at Deloitte & Touche LLP for 11 years. She also served as a member of the Audit and Compliance Committee of Atrius Health for six years. She is a Certified Public Accountant and earned her B.A. in Business Administration, with double concentrations in Accounting and Economics, from Clark University.

There were no arrangements or understandings between Ms. Gordon and any other persons pursuant to which she was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission between Ms. Gordon and the Company required to be disclosed herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE L.S. STARRETT COMPANY

Dated: July 21, 2020	By: /s/ John C. Tripp
Name: John C. Tripp
Title: Treasurer and Chief Financial Officer